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                                                                    EXHIBIT 10.6

                                 LEASE AGREEMENT

     This lease agreement, made and entered into this___ day of February, 1999, by and between WILLIAM J. SPENCER and BLANCA C. SPENCER, parties of the first part, (hereafter referred to as "landlords"), and ACCESS NATIONAL BANK, a proposed national bank in formation party of the second part, (hereafter referred to as "tenant").

                                   WITNESSETH:

Whereas, Landlords own a building known as the "Byrne Building", situated on state route #50, west of state route #657, at Chantilly, Virginia 20151 (herein the "Leased Premises"); and,

Whereas, landlords have agreed to lease the said premises to Tenant, together with the land on which the said building is situated, including a paved parking lot for 30 spaces, with fresh striping, and a driveway around the Byrne Building for use in connection with the Tenant's operation of a "Drive-in Window" related to the Tenant's banking business to be operated on the Leased Premises, and Tenant has agreed to rent the Leased premises upon the terms and conditions of this lease.

Therefore, in consideration of the premises, the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Tenant and the Landlords hereby agree as follows:

1. This lease shall be for a term of Five (5) years and four (4) months commencing on March 1, 1999, subject to the contingencies set forth in paragraphs nos. 11 and 23 below. Tenant shall pay Landlords the following amounts, payable on the first day of each month:

     Initial Rent.
     ------------

     Monthly installments of rent, each in the amount of $3,000.00, shall be due and payable on March 1, 1999, and April 1, 1999;

     An installment of rent, in the amount of $4,500.00 shall be due and payable on May 1, 1999: and<

     An installment of rent, in the amount of $5,500.00 shall be due and payable on June 1, 1999.

     Base rent During Initial Term.
     -----------------------------

     Commencing on July 1, 1999 through June 30, 2000 Tenant shall pay a monthly base rent of Six Thousand, Three Hundred Dollars ($6,300.00) for the Leased Premises, consisting of the building containing 3600 square feet, together with the above-mentioned parking lot and all other real property constituting the Leased Premises.
     Commencing July 1, 2000 through June 30, 2004 the annual.base rent (and the corresponding amount of the monthly rent installments) will be increased annually on the 1st day of each July to an amount equal to three percent (3%) above the previous year's annual base rent or in accordance with the Consumer Price Index increases (CPI-U 1967 BASE 100) which ever is greater.

     Tenant shall have the option to renew this lease for Two (2) additional terms of Five (5) years each upon the same terms and conditions a provided for herein.

     Base Rent During Renewal Terms.
     ------------------------------

If the first renewal term option (as provided in Paragraph 2 below) is exercised by the Tenant. The annual base rent (and the corresponding amount of the monthly rent installments) will be increased annually during the first renewal term, on the 1st day of July occurring during the renewal term, to an amount


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     equal to three percent (3%) above the previous year's annual base rent or in accordance with the Consumer Price Index increases (CPI-U 1967 BASE 100) which ever is greater.


If the second renewal term option (as provided in Paragraph 2 below) is exercised by the Tenant, the annual base rent for each, of the five years of the second renewal in accordance with the (CPI-U 1967 BASE 100) whichever is greater above the amount of the annual base rent in effect during the previous year beginning with the last year of the first renewal term. The annual base rent for the 2nd renewal term will be payable in monthly installments equal to 1/12th of the annual base rent, commencing July 1, 2009; and the annual base rent (and corresponding amount of the monthly installments) will be increased annually during the second renewal term, on the 1st day of each July.

Payment of Rent

     Rent shall be due on the 1st of each month, mailed directly to Landlord's address (1800 Old Meadow Road Apt. 505, McLean, Virginia 22102-1811). A late charge of five percent (5%) of any payment due and not received within ten (10) days after its due date shall be payable without demand.

     2. This lease shall automatically renew for each option year unless the Tenant gives written notice by certified mail to the Landlords, at least three months prior to the commencement of the next five (5) option term, that the Tenant will not renew the lease. In the event the Landlord has a bonafide offer to sell the property to a third party the Landlord reserves the same option to cancel this lease at the end of each five year option term, with written notice by certified mail to the Tenant that the lease cannot be renewed. Landlord, agrees the Tenant shall have the first right of refusal to purchase the Property by accepting the terms of the said contract in its own name for the gross price. Tenant shall have the right within three business days, excluding Saturday and Sunday or any legal holiday to accept the terms.

     3. Security Deposit. Tenant shall, deliver a security deposit, in the form of a check in the amount of Three Thousand, Three Hundred Dollars ($3,300.00) payable to the Landlords. The security deposit shall at no time be considered or used for payment on past due rent. The sole purpose of said security deposit shall be to insure payment of all expenses and utilities upon vacation of premises by Tenant. Upon the expiration of the term of this Lease Agreement, Landlords shall, provided Tenant is not in default under the terms of this Lease Agreement, return said security deposit to tenant. In the event of the sale or transfer of Landlords' interest in the Property, Landlords shall assign and deliver the security deposit to such new Landlord or transferee.

     4. Written Limited Guaranty of Lease. Michael W. Clarke agrees to be personally responsible for the Tenant's monthly payment obligations under this lease until the date when a bank charter is issued to the Tenant and for three (3) months after the bank charter is issued. Michael W. Clarke agrees to pay an additional Three Thousand dollar $3000 deposit upon execution of this lease which will be returned to him upon satisfaction of the conditions in this paragraph.

     5. Landlords agree that upon Tenant's payment of rent and the due performance and observance of all the terms, covenants and conditions contained in this lease, Tenant shall have the right of quiet enjoyment of the Leased Premises, and this Lease Agreement shall not be terminate or affected by the sale of the Leased Premises to a third party and that any such sale shall be made subject to this Lease Agreement and the rights of the Tenant hereunder. Landlord reserves the right to inspect the outside premises and enter common areas of the building upon reasonable notice to Tenant at least two times each year.

     6. Tenants shall pay all taxes and assessments imposed upon the Leased Premises by any lawful authority. Tenant shall have the right to contest, at Tenant's expense any taxes and assessments provided the Landlords' interest in the Leased Premises is not impaired.


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     7.  Tenant will conduct upon the Leased Premises a banking business, subject to the satisfaction of the contingencies contained in Paragraphs Nos. 11 and 23 below. The Leased Premises shall not be put to any other use without the written consent of Landlords.


     8. Tenant assumes responsibility for replacement of any plate of glass, which may be broken during the term of this Lease.

     9. enant will pay for all electricity consumed by the Tenant and all of the annual cost of water, septic tank pumping, fuel oil and the heating unit annual service contract.

     10. Tenant will maintain the existing air conditioning units; however, Tenant shall install (if necessary) any air conditioning units in the event an existing unit fails to provide adequate comfort, as determined by the Tenant. Landlord hereby agrees that if the Tenant chooses, Tenant may, at its own expense, remove and dispose the existing air conditioning units and install heat pump air conditioning, provided Tenant closes and finishes any openings or voids resulting from the removal of the existing units and repairs such openings to match the adjacent areas in a workmanlike manner. Upon vacation of the premises by the Tenant, such improvements will become property of the Landlords.

     11. On or before July 1, 1999, Landlords agree to pave such area of land necessary to provide a total of thirty (30) parking spaces, with new striping for the individual spaces. Landlords shall also be responsible to deliver on or before July 1, 1999 a fully operational heating systems, leak free roof structure, access to operational public water service and operational hold pump septic systems.

         In addition to the foregoing, the Tenant and/or its agents shall have the right, from the date this lease is fully ratified through April 1, 1999 (the "Study Period"), to cause any test, studies and/or investigations of the Leased Premises concerning: the physical and structural integrity of the building and improvements, the condition of he electrical, mechanical, plumbing, HVAC and septic systems, the status of the Leased Premises under the Americans with Disabilities Act, feasibility of Tenant improvements and/or any other studies related to the Tenant's use of the Leased Premises as a banking facility, as Tenant shall deem necessary or appropriate to determine the condition and feasibility of the Leased Premises.

         In the event that said studies and tests do not yield satisfactory results, as determined in the sole discretion of the Tenant, and to the extent this paragraph is not inconsistent with paragraph 12 below, then Tenant shall have the right within said Study Period to terminate this lease by written notice to the landlords. In this event the Landlord shall be entitled to keep the first month's rent installment due on March 1, 1999, the security deposit under paragraph 3, the guaranty of lease deposit under paragraph 4, and any additional payments paid or due payable under the terms of this lease.

         Tenant agrees to repair any damage to the Leased Premises caused by said tests and studies, and further agrees to indemnify and hold the Landlords harmless from any loss or damage suffered by Landlords resulting from the tenant" tests and studies.

     12. Except as set forth above, Tenant accepts the said premises in "as is" condition and is responsible for providing all improvements as required and desired. Tenant will keep the property in normal working order and condition, including air conditioning, heating and plumbing systems (except for ordinary wear and tear or damage caused by casualty) and will make all repairs and shall take such other actions as may be necessary or appropriate to keep and maintain the property in good order and condition including painting and repairs as needed to their areas of occupation, outside yard maintenance and snow removal. Landlords will not be liable for any labor, services or materials furnished, or to be furnished to tenant, or to anyone holding the Leased Premises or any part thereof through or under Tenant, and no mechanics' or other liens for any such labor or


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          materials shall attach to or affect the interest of the Landlords in and to the Leased Premises. If there is no continuing event of default, Tenant may make additions or improvements to or alterations of the Leased Premises. All maintenance and repair, and each such additional improvement, or alteration (I) must not, individually or in the aggregate, substantially lessen the Fair Market Value of the Property or materially affect the Property's usefulness in Tenant's business,
          (ii) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all Legal Requirements and all Insurance Requirement, set forth in paragraph No. 15 below, and (iii) shall, to the extent they become permanently affixed to the property, become part of the Property and subject to this Lease Agreement.

          Except as set forth above, Tenant may install or place or reinstall or replace upon and, if there is no continuing Event of Default, remove from the Property any trade fixtures, inventory, signs, machinery, supplies and equipment. Such trade fixtures, inventory, signs, machinery supplies and equipment and all other non-fixtures shall not become the property of Landlords other than replacements of trade fixture, machinery and equipment which are the property of Landlords, which replacements shall also be the property of Landlords.

     13. Tenant intends to install an ATM facility, teller work stations, security systems and vault to be located upon the Leased Premises, which shall remain the Personal Property of Tenant and will be removed by the Tenant upon termination of this Lease, or sooner should the Bank desire, provided, however, Tenant agrees to install cinder block, brick or matching materials in a workmanlike manner to fill in the space occupied by the ATM Machine, and vault should they be removed, and agrees to restore the Leased Premises to its former condition. The Tenant has the right to install any facility needed for any activity Tenant does in connection with its banking business that is legally permissible.

     14. If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any Portion of the Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within Sixty (60) days after written notice from Landlords to Tenant of the filing thereof unless Tenant shall contest the validity of such liens.

          If Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid Sixty day period (unless Tenant shall contest the validity of such lien as aforesaid) or satisfy such within Sixty (60) days after any judgement in favor of such lien holders from which no further appeal might be taken, then Landlords shall have the right to cause the same to be discharged shall constitute additional Base Rent payable by Tenant to Landlords.

     15. At all times during the term of this Lease Agreement, Landlords shall Maintain in effect a policy or policies of property damage insurance covering the building in an amount not less than one hundred percent (100%) of its full replacement value, providing protection against any peril included within the classification Fire and Extended Coverage "all risk"; together with endorsements for flood, earthquake, theft and collapse, if available. Landlords shall be entitled, at its option to include in such policies a reasonable deductible provision not to exceed five percent (5%) per occurrence.

               Tenant will maintain with insurers authorized to do business in the state in which the Property is located and which are well rated by any recognized national rating organization:

               (a) fire insurance and insurance with respect to risks from time-to-time included under the standard extended coverage endorsement, including vandalism and malicious mischief, if amounts sufficient to prevent Landlords and Tenant from becoming co-insurers of any loss but in any event in amounts not less that the


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                    then Full Insurable Value of the Tenant's Property as
                    determined from time-to-time (but not less often than once every three years) by the insurer of insurers;

               (b) comprehensive general public liability insurance against claims for bodily injury, death, or property damage arising out of the use or the occupancy of the Property by Tenant, in a combined single limit amount of not less than Five Hundred thousand Dollars (500,000.00).

          Promptly after the Tenant's occupancy of the Leased Premises (I) Tenant shall deliver to Landlords certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant, and (ii) Landlord shall deliver to Tenant a certificate of the insurer evidencing all insurance required to be maintained hereunder by Landlords; within Thirty (30) days prior to the expiration of any such insurance, other certificates evidencing the renewal of such insurance.

     16. Should the Byrne Building and/or the leased property be destroyed or rendered unfit for occupancy by fire or other casualty, or in the event that through no fault, of he Tenant the premises are not suitable for occupancy due to the failure to obtain water, HVAC, electricity, or other services normally associated with the establishment of a commercial business ( if the said property becomes "not tenantable"), or in the event of a condemnation of all or part of the Leased Premises, Tenant shall have the option to cancel this Lease upon Fifteen (15) days notice. Rent shall abate from the time the premises are destroyed, rendered, unfit for occupancy or otherwise not tenantable. The Security Deposit, and Michael W. Clarke's personal additional Deposit and guaranty shall be returned to Tenant, subject to the terms and conditions of Paragraph No. 3 to satisfy obligations until the cancellation date.

     17. Landlords warrant that the premises are properly zoned for use as a commercial banking facility or the Tenant's specified use and Tenant's obligations hereunder are conditioned upon such warranty being true and accurate now and at all times under the Lease. Landlord further warrants that it is aware of no environmental hazards on the property and affirmatively states that the property has not been previously used for, nor is being used for, the operation of a landfill, dump, gasoline station, or for disposal of other hazardous materials. Landlords further warrant that they have the right to enter into this Lease and no authorization of any lender or other party is required for such action. Tenants obligations hereunder are conditioned upon such warranty being true and accurate now and at all times under the Lease. Landlord agrees to hold Tenant harmless from any and all environmental damages associated with the property, which occur as a direct result of anything other than Tenant's occupancy of the Leased Premises.

     18. Tenant shall not assign this lease or sublet the Leased Premises without Landlords; consent in writing, which consent shall not be unreasonably withheld.

     19. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Leased Premises closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlords may, in either such event, terminate this Lease only with concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlords for rent, damages, or indemnity for injury resulting from termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination. Except that if the Principal stockholders of the Tenant establish another business or organization, shall be liable for any injury resulting from termination and the unpaid rent of this Lease.


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     20.  Subordination: This Lease is subject and subordinate to all mortgages or deeds of trust, which may now or hereafter affect or encounter the Demised Premises or the real property of which the



          Leased Premises form a part and to all renewals, modifications, consolidations, replacements or extension thereof; provided that the holder(s) of any such mortgage or deed of trust agrees not to disturb the Tenant's rights of possession under this Lease or cancel this Lease so long as Tenant is not in default under this Lease. Tenant covenants and agrees to attorn to the holder(s) of any such mortgage or deed of trust, and/or to any other successors to Landlords, who acquires the Landlords interest in the Leased Premises, whether by sale, foreclosure or otherwise, provided that the said successor party enters into a Subordination, Non-Disturbance and attornment Agreement which recognizes Tenant's rights under this Lease.

     21. All notices, demands, or other communications that may be necessary or proper hereunder shall be deemed fully given if personally delivered or when deposited in the United States mail, postage prepaid, first class, registered or certified, return receipt requested, addressed as follows:



          To Tenant:

          Access National Bank, a proposed national bank
          C/o Michael W. Clarke 314
          Adahi Road, S.E.
          Vienna Virginia 22180-5403

          To Landlords:

          Wm. J. Spencer
          Blanca C. Spencer
          1800 Old Meadow Road Apt. 505
          McLean, Virginia 22102-1811

     Either party may change their address for notices by giving the other party written notice, in accordance with the above provisions, ten (10) days prior to the date of such address change.

     22. The rights, benefits, privileges and liabilities under this Lease shall be binding upon the heirs, administrators and successors of the parties hereto.

     23. The Landlords and Tenant acknowledge the Tenant has an application for a national bank charter pending with the Office of the Comptroller of the Currency. Upon issuance of the final charter, the Tenant expects to be duly organized under the law of the United States as a national banking association. In the event the Tenant is unable to obtain a charter prior to March 1, 2000, the Tenant has the right to cancel this Lease Agreement by sending 15 days prior written notice to Landlords and provided the Tenant pay a cancellation penalty in the amount of Nineteen Thousand, Eight Hundred Dollars ($19,800.00). The Security Deposit and the additional security guaranty will be returned subject to the applicable conditions.


             In Witness Whereof, the parties have caused this Lease to be duly executed on the dates set


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     forth beneath their respective signatures below. This Lease shall for all purposes be deemed to fully executed, upon ratification by each of the parties hereto, as of the latest of the dates of execution shown below.


                                                     LANDLORDS:

                                                                        (SEAL)
     ----------------------                   -------------------------
     Date                                            William J. Spencer

                                                                        (SEAL)
     ----------------------                   -------------------------
     Date                                            Blanca C. Spencer


                                                     TENANT:

                                               ACCESS NATIONAL BANK,
                                       A proposed national bank in formation


                                          By:                          (SEAL)
     ----------------------                   -------------------------
       Date                                    Michael W. Clarke, Agent

                                                     Guarantor:

                                                                        (SEAL)
     ----------------------                   -------------------------
       Date                                    Michael W. Clarke